Exhibit h.18

AMENDMENT NO. 9

AMENDED AND RESTATED FUND PARTICIPATION AGREEMENT

THIS AMENDMENT No. 9 TO THE AMENDED AND RESTATED FUND PARTICIPATION AGREEMENT (“Amendment”), is dated as of May 1, 2025, by and between ULTRA SERIES FUND (“TRUST”) a Massachusetts business trust, MDF Distributor, LLC (formerly Mosaic Funds Distributor, LLC) (“DISTRIBUTOR”), a Wisconsin limited liability company, and CMFG Life Insurance Company (formerly CUNA MUTUAL INSURANCE SOCIETY) (“LIFE COMPANY”), a life insurance company organized under the laws of the State of Iowa.

WHEREAS, Trust, Distributor and Life Company are parties to that certain Amended and Restated Fund Participation Agreement dated as of June 30, 2009, as amended (“Agreement”);

WHEREAS, since the Effective Date of the Agreement the available Portfolios, markets and competitive environment have changed; and

WHEREAS, the purpose of this Amendment is to account for such changes.

NOW, THEREFORE, in consideration of the mutual promises made herein, the parties hereto agree as follows:

1. Appendix A. Appendix A to the Agreement is amended and restated to reflect the available Portfolios and classes; and

2. Appendix D. Appendix D to the Agreement is amended and restated to reflect the compensation and fees; and

3. No Other Changes. Except as modified hereby, all other terms and conditions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Amendment to the Amended and Restated Fund Participation Agreement as of the date and year first above written.

ULTRA SERIES FUND		CMFG Life Insurance Company

By:	/s/ Patrick F. Ryan	By:	/s/ David Hanzlik
Name:	Patrick F. Ryan	Name:	David Hanzlik
Title:	President	Title:	Vice President

MFD DISTRIBUTOR, LLC

By:	/s/ Steven A. Carl
Name:	Steven A. Carl
Title:	Chief Executive Officer

Appendix A

Portfolios

Conservative Allocation Fund (Class I and Class II)

Moderate Allocation Fund (Class I and Class II

Aggressive Allocation Fund (Class I and Class II)

Core Bond Fund (Class I and Class II)

Diversified Income Fund (Class I and Class II)

Large Cap Value Fund (Class I and Class II)

Large Cap Growth Fund (Class I and Class II)

Mid Cap Fund (Class I and Class II)

Madison Target Retirement 2020 Fund (Class I)

Madison Target Retirement 2030 Fund (Class I)

Madison Target Retirement 2040 Fund (Class I)

Madison Target Retirement 2050 Fund (Class I)

Appendix D

Compensation and Fees

Beginning May 1, 2025, Distributor shall pay (or shall cause to be paid) to Life Company the following fees per annum, calculated monthly based on the average daily net asset value of shares of each class of each Fund held on behalf of the Plans. Fees shall be paid quarterly in arrears within thirty (30) days after the end of the quarter by wire transfer or check to Life Company. Distributor shall keep adequate and accurate records with respect to the calculation and payment of the fees hereunder. Such records shall be provided to Life Company upon request for purposes of auditing and reconciliation of payment amounts. Unless otherwise specified, all fees in the table below represent revenue sharing fees.

Payments to Life Company, if any, under the Agreement will be calculated and paid by the Distributor or its affiliate or agent as provided below.

Class I Shares	Fees
Conservative Allocation Fund	0.05% on Fund assets
Moderate Allocation Fund	0.05% on Fund assets
Aggressive Allocation Fund	0.05% on Fund assets
Core Bond Fund	0.10% on Fund assets
Diversified Income Fund

●      0.175% on Fund assets, where total Trust assets are greater than $1 billion

●      0.15% on Fund assets, where total Trust assets are greater than $750 million

●      0.10% on Fund assets, where total Trust assets are less than $750 million

Large Cap Value Fund

●      0.175% on Fund assets, where total Trust assets are greater than $1 billion

●      0.15% on Fund assets, where total Trust assets are greater than $750 million

●      0.10% on Fund assets, where total Trust assets are less than $750 million

Large Cap Growth Fund

●      0.175% on Fund assets, where total Trust assets are greater than $1 billion

●      0.15% on Fund assets, where total Trust assets are greater than $750 million

●      0.10% on Fund assets, where total Trust assets are less than $750 million

Mid Cap Fund

●      0.175% on Fund assets, where total Trust assets are greater than $1 billion

●      0.15% on Fund assets, where total Trust assets are greater than $750 million

●      0.10% on Fund assets, where total Trust assets are less than $750 million